UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2010

YOUBLAST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
David J. Sorin, Esq.
Jedediah Ande, Esq.
SorinRoyerCooper LLC
Two Tower Center Blvd.
East Brunswick, NJ 08816
Phone: (732) 839-0400
Fax: (732) 393-1901

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On September 2, 2010, YouBlast Global, Inc., a Delaware corporation (the “Company”), issued a 16% Debenture Due November 1, 2010 (the “Debenture”) in the aggregate principal amount of $175,000 to Philmore Anderson IV (the “Lender”) and issued a warrant (the “Warrant”) to the Lender to purchase up to 1,000,000 shares of the Company’s Common Stock at an exercise price of $0.50 per share.  The Lender currently is Chairman of the Board of Directors and a substantial shareholder of the Company, 42.8%.

Pursuant to the Debenture, on September 2, 2010, the Company incurred indebtedness of $126,656.18 and the Lender, in his sole discretion, may increase the principal amount by up to an additional $48,248.82 on or prior to September 30, 2010.  The Debenture is unsecured and subordinate to all other indebtedness of the Company.  The Lender may not seek recourse against any shareholder, director or officer of the Company (or any successor to the Company) for the Company’s failure to repay the Debenture.  The Debenture bears interest at a rate of 16% per annum, payable in cash and is due on November 1, 2010, unless such date is extended or accelerated.

The Debenture contains customary events of default, such as (i) the failure to repay any principal amount and/or interest (the actions referred to in clause (i) are hereinafter referred to as a “Payment Default”), (ii) any material inaccuracy of any representation and warranty, (iii) bankruptcy and insolvency events, (iv) certain contractual defaults, (v) entry of certain judgments against the Company, (vi) the failure to pay non-executive compensation and (vii) the failure to use the proceeds as described in the Debenture (the actions in clauses (ii) through (viii) are hereinafter referred to as a “Non-Payment Default”).  If any event of default occurs, all outstanding principal, together with accrued and unpaid interest, shall become immediately due and payable in cash; provided, however, that in the event of (i) a Payment Default, the Lender shall have the right to convert all or a portion of the outstanding principal amount into shares of the Company’s Common Stock (and to receive cash for the (a) accrued interest and (b) principal amount the Lender elects not to convert) or (ii) a Non-Payment Default, the Lender shall be entitled to receive 1,000,000 shares of the Company’s Common Stock.  If upon a Payment Default, the Lender elects to convert all or any portion of the outstanding principal amount then the number of shares of the Company’s Common Stock issuable upon such conversion shall be an amount equal to the (i) multiple of (a) 10% times (b) the number of shares of the Company’s Common Stock outstanding (determined on a fully diluted basis) on the date of such conversion divided by (ii) 90%.  Upon a change in control of the Company (as defined in the Debenture), the Lender shall have the right (i) to convert the Debenture into securities of the same class and type as those being obtained by the acquirer or (ii) to require the Company to repurchase the Debenture at 125% of the outstanding principal amount plus accrued and unpaid interest.

The Warrant has a term of five years and has an exercise price of $0.50 per share (which may be paid through a cashless exercise if a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Warrant is not available after September 2, 2012).  If an event of default occurs under the Debenture the exercise price is reduced from $0.50 per share to $0.01 per share.  The Warrant is subject to anti-dilution adjustments and other protections in the event of a recapitalization, reclassification or reorganization of the capital stock of the Company or any consolidation or merger of the Company with another corporation or the sale of all or substantially all of the Company’s assets or any other transaction whereby the Company’s shareholders shall receive stock securities or other assets or property as more fully described in the Warrant.

The foregoing description of the Debenture and the Warrant does not purport to be complete and is qualified in its entirety by reference to the Debenture and the Warrant.  A copy of the Debenture and the Warrant are attached to this report as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 2.04     Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

During the period beginning on March 24, 2010 and ending on August 10, 2010, the Company issued debentures (collectively the “Other Debentures” and each an “Other Debenture”) to John Thomas Bridge and Opportunity Fund, John Thomas Bridge and Opportunity Fund II, L.P. (“JTBO”) and three other investors.  The Company has publicly disclosed the terms and conditions of the Other Debentures.

Pursuant to the terms of the Other Debentures, upon the occurrence of an equity or debt financing of less than $1,500,000, the Company must use fifty percent of the financing proceeds to repay each Other Debenture.  The Company has concluded that its current liquidity and capital resource requirements preclude early payment of the Other Debentures and is, therefore, seeking waivers of the early payment requirement in each Other Debenture.  If the Company is unable to secure such waivers, the failure to make the necessary early payments contemplated by the Other Debentures could be considered an event of default under each Other Debenture entitling the holder thereof to accelerate payments under the Other Debentures.  If accelerated, (i) all amounts due under the Other Debentures shall be immediately due and payable in cash, except that the applicable holder may elect to convert all or any portion of principal amount of their Other Debenture into shares of the Company’s Common Stock and (ii) the Company shall be required to issue each holder of an Other Debenture 1,000,000 shares of the Company’s Common Stock.  In addition, commencing as of September 2, 2010, the interest rate of each Other Debenture shall increase to 18% per annum.

In connection with the issuance of the Other Debenture to JTBO, the Company issued JTBO a warrant to purchase 800,000 shares of the Company’s Common Stock.  Upon an event of default of the Other Debenture issued to JTBO, the exercise price of this warrant is decreased from $0.50 per share to $0.01 per share.

Item 3.02     Unregistered Sales of Equity Securities.

See item 1.01.  No person received any underwriting discount or commission in connection with the transactions described in this Form 8-K.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Debenture issued to Philmore Anderson IV

4.2	Warrant issued to Philmore Anderson IV

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBLAST GLOBAL, INC.

Dated: September 9, 2010	By:	/s/ Jeffrey Forster
Name: Jeffrey Forster
Title: Chief Executive Officer